Exhibit (c)(18)

 AvidXchange Board Discussion Materials

 Review of Process & IOIs  2

Process overview

Executive summary

Review of potential buyer dialogue and activity to date

- The Company held various preliminary conversations with 12 potential buyers in H2'24, and of these, 8 signed NDAs and were provided initial data room access as early as mid-January 2025
- REDACTED and TPG submitted initial bids in late January and were asked to conduct additional diligence and submit revised bits by 3/24
- During this revised bid period, REDACTED removed itself from the process while REDACTED was invited to join the process
- Bids were submitted again on 3/24 by **TPG (offer price per share of $10.00)** and REDACTED **(offer price per share of $9.50-$10.00)**

Business and equity price fact pattern during Q1'25 initial and revised bid period

- LRP provided to bidders was revised downward (annual EBITDA revised down 9% adjusted for pubco costs), below consensus at the time
    - Prior and Updated LRP both assumed material resumption of growth beginning in 2025E that would be clear directional change from pre-2025E trends
- After earnings release and initial 2025E public guidance provided on 2/26, share price fell 25% from $9.15 pre-earnings eventually down to $6.89 (closing price on 3/12 prior to Bloomberg article)
- Share price had already started to decline since REDACTED earnings release on 2/6; AVDX's price decline from 2/5 ($10.81) to 3/12 ($6.89) was 36%

Next steps

- Assess context for valuation
- Consider how to maximize value of current active parties
- Discuss inbounds and credibility to determine parties to invite as part of the process avidxchange

Overview of process & dialogue

Preliminary conversations addressing inbound interest in H2'24 led to formal process held in January 2025

13	Inbound Interest and Introductory Dialogue *(Q3/Q4'24/Q1'25)*	▪ In the preceding months through Q4'24, the Company engaged with inbound interest from various potential acquirers by holding introductory conversations both in person and via videocall
8	Signed NDAs and Engaged in Formal Process *(Q1'25)*	▪ The Company signed NDAs with eight parties viewed that had communicated credible preliminary interest in a potential transaction ▪ These eight received invites to a virtual data room on or around 1/18, and they were sent process letters asking for IOIs to be submitted by 1/28 (ex. REDACTED)
5	Highly Active in Post-NDA Diligence *(Q1'25)*	▪ Five parties engaged in notably active post-NDA activity that included submitting diligence requests and holding calls and meetings covering financial and business strategy diligence including with the Company's CEO and CFO
3	Submitted IOI	▪ REDACTED submitted a non-binding IOI on 1/28 before later passing
2	Active TPG REDACTED	▪ TPG submitted a revised bid on 3/24 after submitting an initial bid on 1/31 ▪ REDACTED submitted an initial bid on 3/24 after executing an NDA on 3/12

Following the news reporting, 11 additional parties have inbounded requesting more information regarding a potential transaction

4

avidxchange

Summary of IOIs received

	TPG (Received 3/24/25)	REDACTED (Received 3/24/25)
Transaction	• Acquisition of 100% of AvidXchange in all-cash transaction	• Acquisition of 100% of AvidXchange in all-cash transaction
Purchase Price	• Enterprise value: $1.9bn • Purchase price per share[(1)]: $10.00	• Enterprise value: $1.7-1.8bn • Purchase price per share[(2)]: $9.50-10.00
Acquisition Funding	• Debt: $650mm (32% of sources of cash) • Equity: $1,353mm (68% of sources of cash)	• Not referenced
Remaining Due Diligence	• (i) Management meetings, (ii) top-line commercial & pricing packaging data requests, (iii) operations data requests, (iv) technology & AI diligence, (v) accounting, (vi) legal, (vii) tax, (viii) and payment regulatory diligence	• (i) Financial and operational trends, (ii) go-forward growth drivers, (iii) market positioning & competitive differentiation, (iv) go-to-market, (v) technology, (vi) accounting, (vii) legal, (viii) and tax
Timing	• ~3-4 weeks from IOI acceptance to signing definitive documentation	• ~3 weeks from IOI acceptance to signing definitive documentation
Advisors	• Davis Polk (legal counsel), Bain (commercial), West Monroe (technology), Deloitte (Accounting & Tax), Alvarez & Marsal (Operations), Schulte Roth & Zabel (Payments Regulatory) and Saxecap (AI) have been engaged and actively done work pre-IOI	• Specific external advisors not referenced; mentions that additional specialists and advisors including external market, accounting, tax and legal advisors will be retained to complete remaining diligence
Management and Employee Retention	• Would plan to create a management equity incentive plan ("MEIP") that would equate to 10% fully diluted ownership in the form of options and struck at the equity value at the time of closing which is in-line with market standards (40% time-vested options and 60% performance-vested options).	• At an appropriate time, would discuss go-forward incentive equity arrangements with the executive team
Closing Conditions	• Final approval from TPG's investment review committee prior to signing definitive documentation, with no additional approvals required	• Final approval from REDACTED investment review committee prior to signing definitive documentation, with no additional approvals required
Expected Legal Terms	• Not referenced	• Not referenced

(1) TPG used FDSO of 225.1 from FDSO schedule as of 2/28/25
(2) REDACTED used FDSO of 223.1 from FDSO schedule as of 1/20/25

5

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 Summary of recent inbound communications  Party  Inbounding Contact(s)  Status Notes  Inbounds in response to 3/13 Bloomberg article                  Pre-Bloomberg inbounds / regular dialogue      Corpay    Ron Clarke, CEO    Non-specific ongoing dialogue  REDACTED  3/26: Upcoming call with REDACTED  3/14: REDACTED inbounded asking about AvidXchange, mentioning their investment in REDACTED  3/24: Call held w/ REDACTED  3/17: REDACTED inquired about AvidXchange and asked for call to learn more about “initial process considerations”   3/24: REDACTE inbounded regarding AvidXchange; mentioned that they would likely be exploring as a junior capital / co-invest opportunity and/or partnering with a larger sponsor  3/20: Call held w/ REDACTED  3/13: REDACTED inbounded asking about AvidXchange, among other topics  3/31: Upcoming call w/ REDACTED  3/25: REDACTED inbounded asking about AvidXchange to get an update on the process; call scheduled  3/26: Upcoming call w/ REDACTED  3/17: REDACTED inbounded regarding AvidXchange; mentioned that deal would likely be too large for them but would potentially be interested to co-invest with  REDACTED  3/25: REDACTED shared private credit fund overview materials  3/24: REDACTED inbounded regarding AvidXchange noting they could be constructive in providing debt financing packages for buyers to consider  3/27: Upcoming call w/ REDACTED  3/25: REDACTED inbounded regarding AvidXchange to get an update on the process   3/17: REDACTED inbounded asking if it makes sense to re-engage; FT Partners said we are sorting through inbounds from the leak and would revert back on any relevant update, if any  Mid-April: Mike and REDACTED to discuss network-of-network initiative and potentially processing REDACT transactions on  larger sponsor; REDACTED noted other REDACTE investments in the supplier management space including  REDACTED  3/5: REDACTED sent follow-up note saying it was a misunderstanding from his team that AvidXchange was evaluating strategic options; REDACTED confirmed he would be available to connect with Mike in person over dinner on 3/24   2/27: REDACTED reached out to Mike asking to catch up; REDACTED said he had heard from another investment bank that AvidXchange was evaluating strategic options  6  REDACTED

 Financial Profile Summary  6  LRP & Related Context

 Perspective on LRP forecast  Actual results have historically underperformed LRP forecasts by ~20% within 3-4 years  LRP is a management tool to express what is possible in the business  LRP is not meant to be a balanced perspective on forecast or probability-weighting of execution risk  LRP is the outcome of a strategic planning process outlining opportunities for growth  LRP in the context of valuation  LRP can be viewed as a base for probability-weighting on market and execution risks to assess likelihood of actual future results  Valuing the Company assuming 100% of LRP implicitly assumes zero execution risk on any of the growth opportunities  Investors have clearly discounted LRP forecast  TPG has previously mentioned that they are assuming 10% annual growth, which represents assumption of ~70% of LRP growth

 Material risk factors to LRP forecast  Substantial execution and broader market risk factors  Risk Factor  Description / Management Commentary  Transaction Volume & ePay  Adoption  Retaining customers and increasing their adoption of ePay on the AvidPay Network  Transaction retention declined from 107% in 2022 to ~95% in 2025E in post-pandemic macroeconomic environment  LRP forecast assumes transaction retention rises back to 103%  New Customer Sales  LRP assumes 14% TSV growth in 2025E after multiple years of zero bookings growth  Strategies in place to reaccelerate bookings growth, but assume clear inflection   Assumed inflection is driven by new partnerships (AppFolio, REDACTED ), but the actual trajectory and impact of these partnerships remains to be seen  Yield Expansion  LRP assumes significant transaction revenue yield expansion  This is predicated on rising ePay adoption and new products  LRP assumes exiting 2025 with material increase in ePay penetration, particularly driven by new pay modes   Yield expansion alone is assumed drives 5-7% annual revenue growth, and this is predicated on new products that are either in early stages or entirely remain to be launched  Material Contribution of Future New Products  New products with minimal or zero revenue today are assumed to be material contributors to LRP forecast  Payment Accelerator 2.0, Spend Management, and new ePay solutions  Market & Competition   There may be material contraction in interchange rates over the next decade whether driven by regulatory requirements or pressure from supplier customers  Competitive AI-driven products may cause a paradigm shift in the competitive landscape  Existing parties in the ecosystem may opt to compete with AVDX by loss-leader strategy on pricing or customer rebates,  substantially deteriorating the industry’s economics  Profit Margin  LRP assumes EBITDA margin expansion from 19% in 2024 to 42% in 2029E  Meaningful execution risks to LRP assumptions regarding unit cost reduction and yield expansion  10

 Risk Factor  Description / Analyst Commentary  Interchange Compression   “Weakness in monetization and volume, which defied our positive thesis that AVDX’s business model should be relatively resilient given its middle-market exposure and differentiated interchange pricing structure. Monetization trends at peer BILL also weaken our conviction that AVDX can improve its take-rate trajectory near term without help from the macro” (JPM Feb 2025).  Payment Mix   “Dependence on ACH and virtual card payments as the company earns a substantial portion of its revenue from electronic payment transactions, and its growth is dependent upon the continued acceptance, security, and adoption of electronic payment types that can be monetized by the company;” (UBS Feb 2025).  Transaction Retention   “Transactions retained on network continuing to be trending below 100% level, with Q4 exiting at roughly ~6% below the normalized level of 104-105% (i.e., HOA, marketing, and professional services verticals remained cautious on spending albeit gradually ramp up post election)” (UBS Feb 2025).  Competitive dynamics and technology developments (AI)   “We believe AVDX lacks a natural pure-play competitor focused on the same vertical markets and coming close to its scale, but there are diversified and larger competitors including fintechs and banks/issuers with deeper pockets and/or distribution advantages” (JPM Feb 2025).  “Moreover, emerging forms of fast ACH and real-time payments with enhanced data and lower variable  costs could become alternatives to virtual cards and pressure take rates longer term” (JPM Feb 2025).  Heightened cyclicality from real-estate concentration and limited penetration into additional verticals   “AVDX competes in seven primary verticals, some of which are exposed to cyclicality (bills paid positively correlated to business activity) such as real estate/HOA and construction.” (JPM Feb 2025).  Public perceptions on hitting numbers   “The [downward] outlook seems reasonable, if not beatable, but starting below the coveted double-digit mark with growth in-line with network growth in commercial among a cohort of double-digit B2B growers keeps us on the sidelines on AVDX stock with a close eye on macro recovery potential in order to get more constructive on shares.” (JPM Feb 2025).  Unaffected share price decline as a result of lower than expected 2025 guidance   Unaffected VWAP of $7.27 from the day following the company’s Q4’24 earnings announcement (2/26) – day prior to initial news leak (3/12)  Analyst commentary regarding key risk factors  10

 11  2025E Revenue & EBITDA comparison (Guidance, Current Consensus and Updated LRP)  Revenue (2025E)  EBITDA (2025E)  $457  $458  $470  $464  Guidance(1)  Current Consensus(2)  Updated LRP  80% of Updated LRP  Guidance(1)  Current Consensus(2)  Updated LRP  80% of Updated LRP  Growth  Growth  $89  $90  $100  $97  Guidance figures calculated as the midpoint of the range provided by AvidXchange during 2/26/25 earnings call  CapIQ consensuses as of 01/26/25 (2024) and 3/26/25 (2025)  Implied YoY Growth %   3%  4%  7%  6%  EBITDA Margin %   19%  20%  21%  na  +2.9% to Guidance  +2.6% to Current Consensus  +13.0% to Guidance  +11.5% to Current Consensus

 LRP topline metrics  383  425  496  598  706  836  56  45  41  27  35  31  $439  $470  $537  $625  $741  $867  2024  2025E  2026E  2027E  2028E  2029E  79  83  90  102  114  129  79     83  91  102  114  129  2024  2025E  2026E  2027E  2028E  2029E  83  92  103  116  131  152  $84  $92  $105  $116  $133  $152  2024  2025E  2026E  2027E  2028E  2029E  YoY Growth % (excl. Float & Political | Total incl. Float & Political)  9%  11%  12%  12%  14%  16%  10%  10%  14%  11%  15%  15%  YoY Growth % (excl. Float & Political | Total incl. Float & Political)  5%  5%  9%  12%  12%  13%  5%  5%  9%  12%  13%  13%  YoY Growth % (excl. Float & Political | Total incl. Float & Political)  13%  11%  17%  20%  18%  18%  15%  7%  14%  16%  19%  17%  Revenue ($mm)  Float & Political  Excl. Float & Political  TPV ($bn)  Political  Excl. Political  Transactions (mm)  Political  Excl. Political  14  Source: AvidXchange forecasted financials reflect estimates from Current LRP shared with FT Partners on 2/8/25

 LRP profit metrics  $67  $81  $138  $203  $269  $342  15%  17%  26%  33%  36%  39%  2024  2025E  2026E  2027E  2028E  2029E  $323  $350  $409  $488  $592  $711  74%  75%  76%  78%  80%  82%  2024  2025E  2026E  2027E  2028E  2029E  $85  $100  $156  $220  $289  $364  19%  21%  29%  35%  39%  42%  2024  2025E  2026E  2027E  2028E  2029E  YoY Growth %  22%  8%  17%  19%  22%  20%  YoY Growth %  366%  21%  70%  47%  32%  27%  YoY Growth %  178%  18%  55%  41%  31%  26%  Margin %  Gross Profit ($mm)  Gross Profit Margin %  EBITDA less Software Capex ($mm)  EBITDA less Software Capex Margin %  EBITDA ($mm)  EBITDA  14  Source: AvidXchange forecasted financials reflect estimates from Current LRP shared with FT Partners on 2/8/25

 Summary P&L  2020  2021  2022  2023  2024  2025E  2026E  2027E  2028E  2029E  ($mm)  Net Revenue by Type  14  Source: AvidXchange forecasted financials reflect estimates from Current LRP shared with FT Partners on 2/8/25  Payments $116  $158  $214  $265  $313  $333  $386  $453  $545  $644  Software 68  88  100  112  121  131  144  165  188  214  Services 2  3  3  3  4  6  6  7  8  9  Total Net Revenue $186  $248  $316  $381  $439  $470  $537  $625  $741  $867  YoY Growth % Payments  36%  35%  24%  18%  6%  16%  17%  20%  18%  Software  29%  13%  13%  8%  8%  11%  14%  14%  14%  Services  22%  14%  15%  26%  37%  7%  9%  13%  14%  Total Net Revenue  34%  27%  20%  15%  7%  14%  16%  19%  17%  Total Revenue excl. Float & Political  34%  22%  14%  13%  11%  17%  20%  18%  18%  Gross Profit by Type  Payments $73  $108  $152  $201  $249  $265  $311  $370  $455  $550  Software 37  51  58  69  79  90  102  121  140  164  Services (8)  (8)  (7)  (7)  (5)  (4)  (3)  (3)  (3)  (3)  Total Gross Profit $102  $151  $203  $264  $323  $350  $409  $488  $592  $711  Margin %  Payments 63%  68%  71%  76%  80%  79%  80%  82%  84%  85%  Software 54%  58%  58%  62%  65%  69%  70%  73%  75%  76%  Services -  -  -  -  -  -  -  -  -  -  Total Gross Profit 55%  61%  64%  69%  74%  75%  76%  78%  80%  82%  Opex by Function  Sales & Mktg. ($48)  ($60)  ($73)  ($73)  ($77)  ($85)  ($88)  ($100)  ($118)  ($139)  R&D (44)  (60)  (75)  (86)  (88)  (93)  (94)  (93)  (107)  (121)  G&A (43)  (57)  (70)  (75)  (74)  (73)  (72)  (75)  (78)  (87)  Total Opex ($135)  ($177)  ($218)  ($234)  ($239)  ($250)  ($253)  ($267)  ($304)  ($347)  % of Net Revenue 73%  71%  69%  61%  54%  53%  47%  43%  41%  40%  EBITDA ($33)  ($26)  ($15)  $30  $85  $100  $156  $220  $289  $364  Margin % (18%)  (11%)  (5%)  8%  19%  21%  29%  35%  39%  42%  EBITDA less Software Capex ($44)  ($43)  ($40)  $14  $67  $81  $138  $203  $269  $342  Margin % (24%)  (17%)  (13%)  4%  15%  17%  26%  33%  36%  39%

 15  Revenue & EBITDA of Updated LRP vs. Prior LRP  Updated LRP revised outlook for annual revenue and EBITDA downward by 6% and 10%, respectively  $303  $387  $104$100  $161$156  $229 $220  $289  $364  2025E  2026E  2027E  2028E  2029E  PA & Spnd Mgmt  -$1  -$16  -$27  -$21  -$14  Transactional  -$12  -$13  -$13  -$24  -$40  Other run rate  -$4  -$2  -$4  -$2  -$1  Updated vs. Prior  -3%  -5%  -6%  -6%  -6%  Revenue  -$17.1  -$29.9  -$42.9  -$47.3  -$54.9  COR  $7.7  $7.1  $9.5  $9.5  $9.9  Opex  $5.0  $11.9  $18.7  $17.3  $16.1  PubCo.  -  $6.0  $6.0  $6.0  $6.0  Updated vs. Prior(1)  -4%  +1%  -1%  -3%  -4%  $487  $668  $788  $922  $470  $567  $537  $625  $741  $867  2025E  2026E  2027E  2028E  2029E  Prior LRP Updated LRP  Revenue (2025-29E)  2025-29E CAGR: 17%  2025-29E CAGR: 17%  EBITDA (2025-29E)  2025-29E CAGR: 39%  2025-29E CAGR: 38%  (1) EBITDA variance adjusts for impact of public company costs being removed from updated LRP

 Valuation Considerations  16

 10%  13%  15%  38%  42%  45%  31%  34%  38%  24%  27%  30%  3%  6%  8%  Purchase Price EV Premium / (Discount) to:  Current Share Price  $8.66  (26%)  -  5%  12%  16%  19%  27%  34%  41%  49%  Unaffected Share Price (1)  $6.89  -  34%  41%  51%  56%  61%  70%  80%  90%  100%  Unaffected VWAP (Post-Earnings, Pre-Article) (2)  $7.27  (7%)  25%  31%  40%  45%  50%  59%  68%  77%  86%  30-Day VWAP  $7.68  (13%)  17%  22%  31%  35%  39%  48%  56%  65%  73%  180-Day VWAP  $9.24  (31%)  (8%)  (3%)  3%  7%  10%  17%  24%  30%  37%  Purchase Price Share Price Premium / (Discount) to:  Current Share Price  $8.66  (20%)  -  4%  21%  27%  33%  39%  Unaffected Share Price (1)  $6.89  -  26%  31%  52%  60%  67%  74%  Unaffected VWAP (Post-Earnings, Pre-Article) (2)  $7.27  (5%)  19%  24%  44%  51%  58%  65%  30-Day VWAP  $7.68  (10%)  13%  17%  37%  43%  50%  56%  180-Day VWAP  $9.24  (25%)  (6%)  (3%)  14%  19%  24%  30%  Analysis at various prices  Enterprise value and share price premiums  17  Note: Enterprise value based on $9mm in debt, $389mm in cash & equivalents, 206.1mm basic shares outstanding, 14.8mm RSUs, 0.1mm ESPP, and 0.7-2.9mm vested options  Last closing price on 3/12 prior to Bloomberg story release on 3/13  VWAP (Post-Earnings, Pre-Article) is calculated based on the date range 2/27-3/12  TPG original offer price per share from IOI submitted on 1/31/25 was $12.00 - $13.00  Reference  Price  Unaffected  Price (1)  Current  Price  TPG(3)  REDACTED Offer R  ange  Share Price  Enterprise Value  $6.89  $1,147  $8.66 $9.00  $1,541 $1,617  $9.50 $9.75  $1,729 $1,785  $10.00  $1,841  $10.50 $11.00 $11.50 $12.00  $1,953 $2,066 $2,178 $2,291

 Analysis at various prices  Implied Valuation Multiples  26.5x  27.4x  28  .2x  21.2x  21.9x  22  .6x  Revenue Multiples  Q2'25E RR  $454  8%  2.5x  3.4x  3.6x  3.8x  3.9x  4.1x  4.3x  4.5x  4.8x  5.0x  2025E  470  7%  2.4x  3.3x  3.4x  3.7x  3.8x  3.9x  4.2x  4.4x  4.6x  4.9x  Gross Profit Multiples  Q2'25E RR  $333  73%  3.4x  4.6x  4.9x  5.2x  5.4x  5.5x  5.9x  6.2x  6.5x  6.9x  2025E  350  75%  3.3x  4.4x  4.6x  4.9x  5.1x  5.3x  5.6x  5.9x  6.2x  6.5x  EBITDA Multiples  Q2'25E RR  $84  18%  13.7x  18.4x  19.3x  20.6x  21.3x  22.0x  23.3x  24.7x  26.0x  27.3x  2025E  100  21%  11.4x  15.4x  16.1x  17.2x  17.8x  18.4x  19.5x  20.6x  21.7x  22.8x  EBITDA less Software Capex Multiples  Q2'25E RR  $65  14%  17.6x  23.6x  24.8x  30.0x  31.7x  33.4x  35.1x  2025E  81  17%  14.1x  18.9x  19.8x  24.0x  25.4x  26.7x  28.1x  18  Note: Enterprise value based on $9mm in debt, $389mm in cash & equivalents, 206.1mm basic shares outstanding, 14.8mm RSUs, 0.1mm ESPP, and 0.7-2.9mm vested options  (1) Last closing price on 3/12 prior to Bloomberg story release on 3/13  Unaffected  Price (1)  Current  Price  TPG(2)  REDACTED Offer R  ange  Share Price  Enterprise Value  $6.89  $1,147  $8.66 $9.00  $1,541 $1,617  $9.50 $9.75  $1,729 $1,785  $10.00  $1,841  $10.50 $11.00 $11.50 $12.00  $1,953 $2,066 $2,178 $2,291  Metrics  $ Growth / Margin

 REDACTED  High: $10.00 Mid: $9.75 Low: $9.50  AVDX 2-year share price performance:  2-Yr High: $13.29  1-Yr High: $13.15  TPG: $10.00  180-Day VWAP: $9.24  30-Day VWAP: $7.68  2-Yr & 1-Yr Low: $6.89  $13.50  $13.25  $13.00  $12.75  $12.50  $12.25  $12.00  $11.75  $11.50  $11.25  $11.00  $10.75  $10.50  $10.25  $10.00  $9.75  $9.50  $9.25  $9.00  $8.75  $8.50  $8.25  $8.00  $7.75  $7.50  $7.25  $7.00  $6.75  $6.50  Mar-23  Jun-23  Sep-23  Dec-23  Mar-24  Jun-24  Sep-24  Dec-24  Mar-25  Closing share price as of 3/25/25: $8.66  19

 Selected equity analyst research highlights  20  Analyst (Price Target)  2024  2025E  2026E  2027E  2028E  2029E  Valuation  Methodology  Commentary  UBS ($8.00)  EV / Revenue  3.5x  3.4x  3.0x  2.7x  2.4x  2.1x  4x EV / CY26E  Gross Profit  Historical Performance: Revenue growth excluding float revenue and political spend contribution came in at ~9.6% YoY (based on ~11% reported growth excluding ~3% political revenue contribution and float revenue inflecting to a drag of ~1.5%), continuing to decelerate throughout 2024”  Near-term Outlook: “We lower our multiple due to weaker than expected 2025 guidance on the back end of continuing macro uncertainty around discretionary spend and sub 100% level transactions retained on network, which create further headwind for revenue to revert back to the 20%+ target range set at 2023 investor day”  Other Considerations: “We believe additional confidence in a more meaningful re-acceleration in topline trends (i.e., transactions retained on network, volumes, payment modality commentary, etc.) will be required for the shares to see upside”  EV / EBITDA  18.0x  17.4x  13.5x  10.8x  8.9x  7.5x  Revenue  $439  $456  $509  $571  $643  $714  Growth %  15%  4%  12%  12%  13%  11%  EBITDA  $85  $88  $113  $141  $172  $203  Margin %  19%  19%  22%  25%  27%  28%  Rating: Neutral  JP Morgan ($9.00)  EV / Revenue  3.5x  3.3x  3.0x  2.7x  -  -  4x EV / CY26E  Gross Profit  Historical Performance: “Weaker than expected volume retention in core business combined with dual headwinds from float and political in 2025 drove growth below expectations and the peer group…“Weakness in monetization and volume, which defied our positive thesis that AVDX’s business model should be relatively resilient given its middle-market exposure and differentiated interchange pricing structure”  Near-term Outlook: “We attribute the deceleration to (1) slower conversion of backlog to new sales in 2024 vs 2023 macroeconomic factors, a 2pt y/y headwind to 2025 core growth, and (2) lower “same store ” payment volume retention, a 3pt headwind, offset by a 1pt tailwind from Payment Accelerator product, mostly in the back half, and a 1pt tailwind from favorable payment mix”  Other Considerations: “Difficult macro dynamics and tough compares on non-core put more pressure on new products, like Payment Accelerator, and new partnerships, like with AppFolio and M3, to have a strong start at a time when investor skepticism toward new products in the sector is high”  EV / EBITDA  17.9x  17.1x  12.8x  10.9x  -  -  Revenue  $439  $458  $506  $569  -  -  Growth %  15%  4%  10%  12%  -  -  EBITDA  $85  $89  $119  $140  -  -  Margin %  19%  19%  24%  25%  -  -  Rating: Neutral  Piper Sandler ($8.00)  EV / Revenue  3.3x  3.1x  2.9x  -  -  -  16% WACC;  17x EV / CY29E FCF  Terminal Value  Historical Performance: “While Q4 results were very close to Street, FY25 guidance came in broadly lower than consensus 6% & 14% lower on revenue growth & EBITDA margins respectively”  Near-term Outlook: “We lower our PT to $8 - reflecting potential prolonged disruptions to AVDX's business. We are hopeful Q4 exit rates indicate adjusted growth & margins could exceed initial guidance, however the macro remains difficult to predict”  Risks to Achievement of Price Target & Recommendation: “Competition, history of operating losses, software & services partnerships”  EV / EBITDA  16.9x  16.2x  13.2x  -  -  -  Revenue  $439  $457  $500  -  -  -  Growth %  15%  4%  -  -  -  -  EBITDA  $85  $88  $108  -  -  -  Margin %  19%  19%  22%  -  -  -  Rating: Neutral  Note: Financial metrics reported as $ in mm  UBS equity research report released on 2/26/2025  JP Morgan equity research report released on 2/27/2025 Piper Sandler equity research report released on 2/28/2025

FT Partners applied a broad set of analyses to assess valuation context for AvidXchange

	Market Multiples			Intrinsic Cashflow	
	Public Companies: B2B Payments & Office of the CFO[1]	Public Companies: Rule of X[2]	Selected Precedent Transactions[3]	DCF[4]	LBO Implied from TPG / REDACTED IOIs at LRP[5]
	▪ Companies selected are representative of the broad range of companies referenced by equity research analysts for AVDX sector trading comparables	▪ A variation of Rule of 40 (traditionally calculated as revenue growth rate + profit margin) that increases the weighting of revenue growth in the efficiency score	▪ Selected recent precedent transactions within the FinTech and broader office of the CFO software sector that provide valuation context and multiples notionally including control premiums	▪ 5-year discounted cash flow using LRP forecast, with sensitivity analyses for a range of WACC, terminal multiple, and future performance assumptions	▪ 5-year LBO based on LRP forecast and financing assumptions and transaction sources & uses stated in TPG / REDACTED IOIs that estimate AVDX value today based on a required equity rate of return of 20-25%
Implied Value per Share	**$5.95** to **$14.58**	**$10.58** to **$11.81**	**$11.31** to **$12.95**	**$11.13** to **$15.43**	**$12.64** to **$13.79**
Implied Value vs. Current Share Price[6]	**-31%** to **+68%**	**+22%** to **+36%**	**+31%** to **+50%**	**+28%** to **+78%**	**+46%** to **+59%**
Implied Value vs. Unaffected Share Price[7]	**-14%** to **+112%**	**+54%** to **+71%**	**+64%** to **+88%**	**+61%** to **+124%**	**+83%** to **+100%**
	1	2	3	4	5

(1) Implied valuation range based on min / max implied valuation from the 25th and 75th percentile of the selected peer group's 2025E / 2026E EV / Revenue and EV / Gross Profit Multiples
(2) Rule of X implied valuation based on rule of X score of 41.4% / 45.8% for 2025E metrics using the current LRP / downside case with a 2x multiplier on revenue growth
(3) Precedent transactions implied valuation range based on the min implied valuation from notable 2024-25 precedents and the max from Smartsheet's deal multiples
(4) DCF-implied value per share range presented here reflects WACC range of 13-15% and terminal value EBITDA multiple range of 16-20x
(5) LBO implied valuation range based on 20% - 25% target IRR assuming 18.0x Exit EBITDA Multiple
(6) Current share price premium / discount % based on AvidXchange share price of $8.66 as of 3/25/25
(7) Unaffected share price premium / discount % based on AvidXchange share price of $6.89 as of 3/12/25

21 avidxchange

 Source: CapIQ as of 3/25/25  AvidXchange forward multiples reflect Current LRP (shared with FT Partners on 2/8/25)  AvidXchange revenue growth rate excludes float & political  1  AVDX implied valuation (1)  Multiple excl. AVDX Top Quartile / Median / Bottom  Quartile: 4.9x / 4.2x / 2.0x   AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $13.39 / $11.90 / $6.51  AVDX Current Price Premium (Discount) at Top Quartile  / Median / Bottom Quartile: +55% / +37% / -25%  AVDX implied valuation (1)   Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: 5.7x / 4.6x / 2.2x   AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $13.67 / $11.48 / $6.38  AVDX Current Price Premium (Discount) at Top Quartile  / Median / Bottom Quartile: +58% / +33% / -26%  2026E EV / Revenue  2.8x 2.6x  2.0x  1.0x  4.2x  6.5x  4.9x  4.9x  Median (excl. AVDX): 4.2x  22  Sector public comparables referenced in selected AVDX equity research  2025E EV / Revenue  3.2x 3.0x  2.2x  1.2x  4.6x  7.2x  5.5x  5.7x  Median (excl. AVDX): 4.6x  YoY Growth %  11% (2)  12%  7%  11%  14%  7%  16%  17%  YoY Growth %  17% (2)  16%  10%  10%  14%  11%  17%  17%  (1)  (1)

 Source: CapIQ as of 3/25/25  (1) AvidXchange forward multiples reflect Current LRP (shared with FT Partners on 2/8/25)  1  Sector public comparables referenced in selected AVDX equity research (cont.)  23  2026E EV / Gross Profit  3.7x  3.0x  2.4x  1.6x  5.3x  8.3x  7.0x  6.0x  Median (excl. AVDX): 5.3x  AVDX implied valuation(1)   Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: 7.0x / 5.3x / 2.4x   AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $14.58 / $11.36 / $6.22  AVDX Current Price Premium (Discount) at Top Quartile  / Median / Bottom Quartile: 68% / 31% / -28%  2025E EV / Gross Profit  4.3x  3.5x  2.7x  1.8x  5.8x  9.2x  8.2x  7.1x  Median (excl. AVDX): 5.8x  AVDX implied valuation (1)  Multiple excl. AVDX Top Quartile / Median / Bottom  Quartile: 8.2x / 5.8x / 2.7x   AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $14.50 / $10.83 / $5.95  AVDX Current Price Premium (Discount) at Top Quartile  / Median / Bottom Quartile: +67% / +25% / -31%  Gross Margin %  75%  85%  80%  78%  68%  82%  64%  80%  Gross Margin %  76%  84%  81%  79%  69%  81%  63%  81%  (1)  (1)

 2.0x  -  4.0x  6.0x  8.0x  16.0x  14.0x  12.0x  10.0x  Mar 2023  Jun 2023  Sep 2023  Dec 2023  Mar 2024  Jun 2024  Sep 2024  Dec 2024  Mar 2025  Source: CapIQ as of 3/25/25  Historical NTM EV / Gross Profit Multiples  3.5x | Bill.com  4.3x | AvidXchange  9.2x | Corpay  8.2x | nCino  7.1x | Workiva  5.8x | Blackline  AvidXchange  Corpay  ncino  Workiva  Blackline  Bill.com  Median  Latest NTM Gross Profit Multiple  4.3x  9.2x  8.2x  7.1x  5.8x  3.5x  7.7x  2-Yr Median Gross Profit Multiple  5.8x  8.1x  9.6x  8.8x  7.2x  6.4x  8.4x  Current vs. Median Gross Profit Multiple  -25%  +14%  -15%  -19%  -20%  -45%  -9%  1  24  B2B Payments and Office of the CFO sectors have demonstrated mixed trading performance over the past two years with valuation multiples trending based on individual company sentiment and performance

 Equity market data as of 3/25/25 for 114 publicly traded primarily enterprise software companies  Rule of X efficiency score is defined here as YoY revenue growth rate times 2.0 plus EBITDA margin  AvidXchange current multiples and revenue estimates from Current LRP and illustrative downside case for 2025E of $425mm / $417mm respectively Illustrative downside case assumes 80% of 2025 LRP  AVDX implied valuation assuming Current LRP 2025E  Rule of X efficiency components  ‒ 2025E Revenue excl. Float & Political Growth: 11.1%  Growth at 2.0x multiplier: 22.2%  ‒ 2025E EBITDA Margin: 23.6%  Rule of X Efficiency Score: 45.8%  Implied EV & 2025E revenue multiple: $2.2bn (5.3x)  Implied share price & premium vs. AVDX today : $11.81 (+36%)  What is Rule of X?  Rule of X analysis is a variation of Rule of 40 that increases the weighting of revenue growth in the efficiency score because this modified score demonstrates higher correlation to public companies’ valuations versus traditional Rule of 40.  The classic rule of 40 efficiency score (calculated as revenue growth rate + profit margin) assumes an equal weighting of profitability to revenue growth.  The Rule of X efficiency score gives 2.0x weighting to revenue growth in the calculations shown here.  AVDX is currently trading at a 22% - 36% discount to the share price implied by the LRP’s 2025E revenue  growth and EBITDA margin and Rule of X market value correlation  5.0x  10.0x  15.0x  20.0x  25.0x  100%  125%  2025E Revenue Multiple vs. 2025E Efficiency  5.3x  4.7x  AVDX Current LRP  Rule of X efficiency  25% 41% 46% 50% 75%  Implied 2025E Revenue Multiple Curve vs. Rule of X Efficiency  2  25  AVDX implied valuation at 80% of LRP revenue growth  Rule of X efficiency components  ‒ 2025E Revenue excl. Float & Political Growth: 8.9%  Growth at 2.0x multiplier: 17.8%  ‒ 2025E EBITDA Margin: 23.6%  Rule of X Efficiency Score: 41.4%  Implied EV & 2025E revenue multiple: $2.0bn (4.7x)  Implied share price & premium vs. AVDX today : $10.58 (+22%)  AVDX LRP Downside  Rule of X efficiency  AVDX Multiple at Rule of X Valuation with Current LRP  AVDX Multiple at Rule of X Valuation at 80% of LRP Revenue Growth  AVDX Current Multiple  3.8x

Since 2022, there have been few meaningfully direct precedent transactions for AVDX involving acquisition of a public company, but among selected precedents, multiples are generally correlated with growth

3

						Valuation Multiples						KPIs					
						EV / Revenue		EV / Gross Profit		EV/ EBITDA		Revenue Growth %		Gross Margin		EBITDA Margin	
Target	Acquirer	Description	Date [(1)]	EV	Premium Paid [(2)]	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM
Notable 2024-25 Precedents & Implied AvidXchange Valuation Metrics																	
Paycor	Paychex	• HCM software	Jan-25	4,100	21%	5.6x	5.4x	8.1x	7.9x	17.1x	15.7x	22%	4%	68%	68%	32%	34%
Smartsheet	Vista, Blackstone	• Work mgmt. software	Sep-24	8,400	25%	7.8x	6.8x	9.3x	8.0x	41.9x	33.2x	18%	15%	84%	84%	19%	20%
Zuora	Silver Lake, GIC	• Subscription billing software	Oct-24	1,700	18%	3.8x	3.5x	5.1x	4.7x	17.5x	15.0x	9%	7%	73%	74%	21%	23%
Jaggaer	Vista	• Spend & procurement management	Aug-24	2,850	N/A	9.5x	8.5x	N/A	N/A	22.8x	21.9x	~9%	~9%	N/A	N/A	42%	39%
Everbridge	Thoma Bravo	• Crisis mgmt. software	Feb-24	1,500	20%	3.4x	3.2x	4.5x	4.4x	17.8x	14.6x	N/A	3%	74%	74%	19%	22%
Median					**21%**	**5.6x**	**5.4x**	**6.6x**	**6.3x**	**17.8x**	**15.7x**	**14%**	**7%**	**74%**	**74%**	**21%**	**23%**
AVDX Implied Valuation from Median Using Current LRP Metrics																	
AvidXchange Metrics ($mm) [(3)]					**$8.66**	**$439**	**$470**	**$323**	**$350**	**$85**	**$100**	**13%**	**11%**	**74%**	**75%**	**19%**	**21%**
AVDX Implied Enterprise Value ($mm)					**$1,948**	**$2,438**	**$2,514**	**$2,147**	**$2,212**	**$1,511**	**$1,576**						
AVDX Implied Share Price					**$10.44**	**$12.61**	**$12.95**	**$11.31**	**$11.59**	**$8.46**	**$8.75**						
% Premium to Current Share Price					**21%**	**46%**	**50%**	**31%**	**34%**	**(2%)**	**1%**						
Older, Less Relevant Precedents & Implied AvidXchange Valuation Metrics																	
EngageSmart	Vista	• Customer engagement software & payments	Oct-23	3,500	23%	9.7x	8.4x	12.2x	10.7x	53.6x	42.0x	29%	24%	79%	79%	18%	19%
Coupa	Thoma Bravo	• Spend & procurement management	Dec-22	8,000	77% [(4)]	10.0x	9.0x	13.7x	12.2x	35.4x	55.4x	18%	20%	74%	74%	28%	15%
Billtrust	EQT	• AR automation & payments	Sep-22	1,700	65%	11.0x	8.7x	14.8x	11.7x	N/A	N/A	28%	22%	74%	74%	N/A	N/A
Avalara	Vista	• Sales tax compliance automation	Aug-22	8,400	27% [(5)]	10.6x	8.8x	14.4x	12.0x	N/A	N/A	33%	25%	74%	74%	6%	3%
Median					**46%**	**10.3x**	**8.8x**	**14.0x**	**11.8x**	**44.5x**	**48.7x**	**28%**	**23%**	**74%**	**74%**	**18%**	**15%**

Valuation multiples were higher in the selected 2022-23 precedents versus the selected 2024-25 precedents due to generally higher growth rates demonstrated by the acquired businesses in the 2022-23 group at the time of their acquisitions.

Sources: Pitchbook, Cap IQ, public press releases; AvidXchange share price as of 3/25/25; share price implied from FDSO excluding unvested shares
(1) Represents date of transaction announcement
(2) Represents percent premium of acquisition price to unaffected share price one day before transaction announcement
(3) LTM and NTM periods for AvidXchange reflect CY2024 and CY2025E respectively; revenue growth figures exclude float and political
(4) Purchase price premium calculated from Coupa's closing share price as of November 22nd, 2022, the last trading day prior to media reports regarding a potential transaction
(5) Purchase price premium calculated from Avalara's closing share price as of July 6, 2022, the last trading day prior to media reports regarding a potential transaction

26

avidxchange

Acquisitions of publicly traded technology companies in 2024 exhibited a median control premium of 17%, below the 10-year median of 29%

3

FT has not directly assumed or applied control premiums in any of the cashflow-based or public company valuation data points referenced in this presentation

Screening Criteria

- FT screened for all closed acquisitions of U.S. publicly traded companies since 2015 with total transaction size of >$1bn
- Publicly listed technologies companies acquired since 2015 have demonstrated median control premium of 29%, slightly above the total universe of U.S. publicly traded companies across all sectors, which have demonstrated median of 27%

Summary

	All Sectors	Technology Sector
Control Premium		
10-Year Median	27%	30%
2024 Median	28%	17%
Implied AVDX Share Price [1]		
10-Year Median	**$10.96**	**$11.25**
2024 Median	**$11.11**	**$10.12**

US Public Company Median Share Price Control Premium by Year



All Acquired US Public Companies
Information Technology
10-Yr Tech Sector Median: 29% (2)
29% 28%
26% 33%
19% 7%
19% 32%
22% 27%
23% 30%
27% 22%
36% 32%
30% 30%
28% 17%
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Deal Count – All Acquired U.S. Public Companies	17	23	15	20	21	55	138	46	33	27
Deal Count – Technology Sector	3	9	2	7	8	6	9	13	9	10

Source: CapIQ as of 3/25/25.
(1) Implied share price calculated by applying median control premiums to AVDX's current share price as of 3/25/25 ($8.66).
(2) Median for 2015-24

27

avidxchange

 (6%)  6%  18% 23% 30%  8.80  9.91  11.03 11.46 12.11  Total Enterprise Value  Implied EV / 2024 Gross Profit  Terminal Year EBITDA Margin %  30.0% 35.0% 40.0% 42.0% 45.0%  1,432  1,663  1,893 1,986 2,123  Terminal Year EBITDA Margin %  30.0% 35.0% 40.0% 42.0% 45.0%  4.4  5.1  5.9 6.1 6.6  2024-29E % of LRP Rev CAGR  7.3% 50%  9.1% 63%  10.9% 75%  12.8% 88%  14.6% 100%  $1,301 $1,513 $1,725 $1,810 $1,936  1,571 1,822 2,072 2,170 2,316  1,719  1,989  2,254  2,360  2,518  1,872  2,160  2,447  2,562  2,733  4.0x 4.7x 5.3x 5.6x 6.0x  4.9 5.6 6.4 6.7 7.2  5.3  6.2  7.0  7.3  7.8  5.8  6.7  7.6  7.9  8.5  10.14 11.42 12.69  13.20  13.95  Implied Share Price  Premium to Current Price ($8.66)  7.3%  50%  $7.59  $8.54  $9.48  $9.86  $10.42  (12%)  (1%)  10%  14%  20%  9.1%  63%  8.17  9.20  10.23  10.64  11.25  10.9%  75%  2%  14%  27%  32%  40%  12.8%  88%  9.46  10.66  11.84  12.31  13.00  9%  23%  37%  42%  50%  14.6%  100%  17%  32%  47%  52%  61%  12.0%  $10.55  $12.38  $14.20  $16.03  $17.85  22%  43%  64%  85%  106%  C  13.0%  10.18  11.94  13.69  15.43  17.17  18%  38%  58%  78%  98%  AC  14.0%  9.84  11.52  13.20  14.87  16.53  14%  33%  52%  72%  91%  W  15.0%  9.51  11.13  12.73  14.33  15.92  10%  28%  47%  65%  84%  16.0%  9.20  10.75  12.29  13.82  15.35  6%  24%  42%  60%  77%  Total Enterprise Value   Terminal EBITDA Multiple (2029E)   Implied EV / 2024 Gross Profit   Terminal EBITDA Multiple (2029E)   8.0x  10.0x  12.0x  14.0x  16.0x  8.0x  10.0x  12.0x  14.0x  16.0x  12.0%  $1,964  $2,377  $2,791  $3,204  $3,618  6.1x  7.4x  8.6x  9.9x  11.2x  C  13.0%  1,883  2,278  2,674  3,069  3,464  5.8  7.0  8.3  9.5  10.7  AC  14.0%  1,805  2,184  2,562  2,941  3,319  5.6  6.8  7.9  9.1  10.3  W  15.0%  1,732  2,094  2,456  2,819  3,181  5.4  6.5  7.6  8.7  9.8  16.0%  1,662  2,009  2,356  2,703  3,050  5.1  6.2  7.3  8.4  9.4  Implied Share Price  Premium to Current Price ($8.66)  DCF analysis on 5-year forecast from LRP implies AVDX value per share today of $11.13-15.43 at WACC range of 13-15% and terminal EBITDA multiple range of 8-12x  DCF Sensitivity: WACC & Exit Multiple  DCF Sensitivity: Revenue Growth and Terminal EBITDA Margin (1)  (1) Revenue growth and terminal EBITDA margin sensitivity analysis based on 14.0% WACC and 12.0x LTM EBITDA exit multiple. CAGR shown for 2024-29E is inclusive of float and political revenue.  4  28  LRP Assumptions & Output  TPG /  IOI Implied Price Range  REDACTED

5

5-Year LBO analysis based on LRP and assumptions from TPG's IOI

($ mm)	2025E	2026E	2027E	2028E	2029E
Income Statement					
Total Revenue	$470	$537	$625	$741	$867
Growth %	7%	14%	16%	19%	17%
Gross Profit	$350	$409	$488	$592	$711
Margin %	75%	76%	78%	80%	82%
Adj. EBITDA	$100	$156	$220	$289	$364
Margin %	21%	29%	35%	39%	42%
D&A	($35)	($34)	($30)	($28)	($30)
OID Amortization	-	($2)	($2)	($2)	($2)
Adj. EBIT (P&L)	$65	$120	$188	$259	$332
Margin %	14%	22%	30%	35%	38%
Interest Expense		($78)	($83)	($204)	($204)
Stock-Based Compensation		($79)	($89)	($74)	($72)
Other Stock Grants		($3)	($4)	($4)	($5)
Interest Income		$1	$1	$1	$1
EBT (P&L)		($40)	$13	($23)	$52
EBT (est. for tax)		($84)	($26)	($45)	$55
Taxes 28%		-	-	-	-
Net Income		($40)	$13	($23)	$52
Cash Flow					
Adj. EBITDA		$156	$220	$289	$364
Net Movement in Working Capital		($4)	($8)	($10)	($8)
Provision for Doubtful Accounts		$7	$7	$9	$12
Interest Income		$1	$1	$1	$1
Cash Taxes Paid		-	-	-	-
Operating Cash Flow		$159	$220	$289	$369
CapEx		($20)	($20)	($23)	($25)
Supplier Advances		($22)	($25)	($30)	($40)
Operating Cash Flow Available for Debt Service		$117	$175	$236	$304
Acquisition Term Loan Cash Interest Expense		($40)	($83)	-	-
Acquisition Incremental Debt Cash Interest Expense		-	-	($204)	($204)
Acquisition Term Loan Principal Repayment		-	($688)	-	-
Refinancing		-	$1,690	-	-
Cash Flow Available for Equity		$77	$1,094	$31	$99

Assumptions

- LBO analysis entry enterprise value of $1.8bn ($10.00 entry share price) reflects 15% premium to AVDX share price as of March 21st, 2024, and implies 41% four-year IRR
- Offer price premium: 15%
- Exit multiple: 12.0x trailing EBITDA
- LBO acquisition close: December 2025
- LBO recapitalization: December 2027
- LBO exit: December 2029
- Initial acquisition debt financing of $650mm assuming 7.7x LTM EBITDA leverage with a $1,690mm recapitalization at the same LTM multiple
- Debt financing fees assumptions:
  - Cash Interest rate: 12.10% (SOFR + 725); applicable to 50% of principal for the first 18 months of the term loan and applicable to 100% of the principal thereafter
  - PIK interest rate of 11.35% (SOFR + 650); applicable to 50% of principal for the first 18 months of the term loan and not applicable thereafter
  - OID: 3.0%

Sources & Uses

Sources of Cash		
Private Equity	$1,259	54.8%
New Debt	650	28.3%
Cash on Balance Sheet	389	16.9%
Total Sources of Cash	**$2,299**	**100.0%**

Uses of Cash		
Consideration to Sellers	$2,221	96.6%
Existing Term Loan Payoff	9	0.4%
Debt Fees (OID)	20	0.8%
Other Advisory Costs	19	0.8%
Cash on Balance Sheet	30	1.3%
Total Uses of Cash	**$2,299**	**100.0%**

29

avidxchange

 (1) Assumes entry acquisition valuation as follows: acquisition share price of $10.00 (15% premium to share price as of 3/25/25), and enterprise value of $1.841bn  IRR Sensitivity  MoM Sensitivity  Entry GP Multiple, Acquisition EV, and Premium  EV ($mm)  Share Price  Acquisition Premium  Entry GP Multiple  EBITDA  $1,729  $9.50  9.7%  4.9x  $1,785  $9.75  12.6%  5.1x  $1,841  $10.00  15.5%  5.2x  $1,897  $10.25  18.4%  5.4x  $1,953  $10.50  21.2%  5.6x  GP 4.1x  5.1x  6.1x  7.2x  8.2x  8.0x  10.0x  12.0x  14.0x  16.0x  1.1x  1.7x  2.3x  2.9x  3.5x  1.0x  1.6x  2.1x  2.7x  3.3x  0.9x  1.5x  2.0x  2.5x  3.1x  0.9x  1.4x  1.9x  2.4x  2.9x  0.8x  1.3x  1.8x  2.3x  2.7x  Exit LTM  Multiples  Entry GP Multiple, Acquisition EV, and Premium  EV ($mm)  Share Price  Acquisition Premium  Entry GP Multiple  EBITDA  $1,729  $9.50  9.7%  4.9x  $1,785  $9.75  12.6%  5.1x  $1,841  $10.00  15.5%  5.2x  $1,897  $10.25  18.4%  5.4x  $1,953  $10.50  21.2%  5.6x  GP 4.1x  5.1x  6.1x  7.2x  8.2x  8.0x  10.0x  12.0x  14.0x  16.0x  30.4%  38.9%  45.9%  51.8%  57.0%  28.1%  36.7%  43.6%  49.4%  54.6%  26.1%  34.6%  41.4%  47.3%  52.4%  24.1%  32.6%  39.4%  45.2%  50.3%  22.3%  30.7%  37.5%  43.3%  48.3%  Exit LTM  Multiples  EBITDA  GP  6.7x  7.2x  7.7x  8.2x  8.7x  EBITDA  GP  6.7x  7.2x  7.7x  8.2x  8.7x  8.0x  4.1x  25.5%  25.8%  26.1%  26.4%  26.7%  8.0x  4.1x  0.9x  0.9x  0.9x  1.0x  1.0x  10.0x  5.1x  33.7%  34.1%  34.6%  35.0%  35.5%  TM  les  10.0x  5.1x  1.4x  1.4x  1.5x  1.5x  1.6x  12.0x  6.1x  40.4%  40.9%  41.4%  42.0%  42.5%  t L ltip  12.0x  6.1x  1.9x  2.0x  2.0x  2.1x  2.1x  14.0x  7.2x  46.1%  46.6%  47.3%  47.9%  48.6%  Exi Mu  14.0x  7.2x  2.4x  2.5x  2.5x  2.6x  2.7x  16.0x  8.2x  51.0%  51.7%  52.4%  53.1%  53.8%  16.0x  8.2x  2.9x  3.0x  3.1x  3.2x  3.3x  Debt Leverage Multiple of EBITDA(1)  Debt Leverage Multiple of EBITDA(1)  Exit LTM  Multiples  5  30  5-Year LBO returns sensitivity for TPG’s IOI Sources & Uses assuming LRP forecast

5-Year LBO returns sensitivity for TPG's IOI Sources & Uses at different entry prices and a range of investment period growth CAGR and margin assumptions

5

$9.50 per share ($1.7bn EV)

IRR Sensitivity (1)

2024-29E Rev CAGR	% of LRP	Terminal Year EBITDA Margin 30.0%	35.0%	40.0%	42.0%	45.0%
8.8%	60%	16.3%	23.8%	29.7%	31.8%	34.7%
10.2%	70%	20.1%	27.5%	33.3%	35.4%	38.2%
11.7%	80%	23.9%	31.1%	36.8%	38.9%	41.7%
13.1%	90%	27.7%	34.7%	40.3%	42.4%	45.2%
14.6%	100%	31.6%	38.3%	43.8%	45.9%	48.7%

MoM Sensitivity (1)

2024-29E Rev CAGR	% of LRP	Terminal Year EBITDA Margin 30.0%	35.0%	40.0%	42.0%	45.0%
8.8%	60%	1.1x	1.5x	1.9x	2.1x	2.3x
10.2%	70%	1.1x	1.5x	2.0x	2.1x	2.4x
11.7%	80%	1.1x	1.6x	2.0x	2.2x	2.5x
13.1%	90%	1.2x	1.6x	2.1x	2.2x	2.5x
14.6%	100%	1.2x	1.7x	2.1x	2.3x	2.6x

$10.00 per share ($1.8bn EV)

IRR Sensitivity (1)

2024-29E Rev CAGR	% of LRP	Terminal Year EBITDA Margin 30.0%	35.0%	40.0%	42.0%	45.0%
8.8%	60%	12.8%	20.0%	25.8%	27.9%	30.7%
10.2%	70%	16.4%	23.6%	29.3%	31.3%	34.1%
11.7%	80%	20.0%	27.1%	32.7%	34.7%	37.5%
13.1%	90%	23.6%	30.5%	36.0%	38.1%	40.9%
14.6%	100%	27.3%	33.9%	39.4%	41.4%	44.2%

MoM Sensitivity (1)

2024-29E Rev CAGR	% of LRP	Terminal Year EBITDA Margin 30.0%	35.0%	40.0%	42.0%	45.0%
8.8%	60%	0.9x	1.3x	1.7x	1.8x	2.1x
10.2%	70%	0.9x	1.3x	1.7x	1.9x	2.1x
11.7%	80%	0.9x	1.4x	1.8x	1.9x	2.2x
13.1%	90%	1.0x	1.4x	1.8x	2.0x	2.2x
14.6%	100%	1.0x	1.4x	1.8x	2.0x	2.3x

$10.50 per share ($2.0bn EV)

IRR Sensitivity (1)

2024-29E Rev CAGR	% of LRP	Terminal Year EBITDA Margin 30.0%	35.0%	40.0%	42.0%	45.0%
8.8%	60%	9.7%	16.7%	22.4%	24.5%	27.3%
10.2%	70%	13.1%	20.2%	25.7%	27.8%	30.5%
11.7%	80%	16.6%	23.5%	29.0%	31.0%	33.8%
13.1%	90%	20.1%	26.8%	32.3%	34.3%	37.0%
14.6%	100%	23.6%	30.1%	35.5%	37.5%	40.3%

MoM Sensitivity (1)

2024-29E Rev CAGR	% of LRP	Terminal Year EBITDA Margin 30.0%	35.0%	40.0%	42.0%	45.0%
8.8%	60%	0.7x	1.1x	1.4x	1.6x	1.8x
10.2%	70%	0.8x	1.1x	1.5x	1.6x	1.9x
11.7%	80%	0.8x	1.2x	1.5x	1.7x	1.9x
13.1%	90%	0.8x	1.2x	1.6x	1.7x	1.9x
14.6%	100%	0.9x	1.2x	1.6x	1.8x	2.0x

(1) Assumes exit multiple of 12.0x 2029E EBITDA

31 avidxchange

 Appendix – DCF Reference Materials  32

5-Year DCF analysis: Current LRP

Unlevered Cash Flow Projection[1]

($ mm)	2024	2025E	2026E	2027E	2028E	2029E
Revenue	$439	$470	$537	$625	$741	$867
YoY Growth %	*15%*	*7%*	*14%*	*16%*	*19%*	*17%*
YoY Growth % excl. Float & Political	*13%*	*11%*	*17%*	*20%*	*18%*	*18%*
Gross Profit	$323	$350	$409	$488	$592	$711
Margin %	*74%*	*75%*	*76%*	*78%*	*80%*	*82%*
EBITDA (excl. SBC)	$85	$100	$156	$220	$289	$364
Margin %	*19%*	*21%*	*29%*	*35%*	*39%*	*42%*
Stock-Based Comp	(47)	(65)	(79)	(89)	(74)	(72)
Other Stock Grants	(3)	(3)	(3)	(4)	(4)	(5)
EBITDA (incl. SBC)	$34	$33	$74	$127	$210	$288
Margin %	*8%*	*7%*	*14%*	*20%*	*28%*	*33%*
EBIT (P&L)	($2)	($2)	$39	$97	$182	$258
Margin %	*(0%)*	*(0%)*	*7%*	*16%*	*25%*	*30%*
EBIT (est. for tax)	($2)	($45)	($4)	$58	$161	$261
Margin %	*(0%)*	*(10%)*	*(1%)*	*9%*	*22%*	*30%*
Cash Taxes Paid	-	-	-	-	-	($36)
% of EBIT (est. for tax)	-	-	-	-	-	*14%*
EBIAT	($2)	($2)	$39	$97	$182	$222
Addback D&A	$36	$35	$34	$30	$28	$30
Provision for Doubtful Accounts	$4	$4	$7	$7	$9	$12
Capex	(20)	(22)	(20)	(20)	(23)	(25)
Cash from NWC	(25)	4	(4)	(8)	(10)	(8)
Supplier Advances	(7)	(20)	(22)	(25)	(30)	(40)
UFCF	($13)	($0)	$34	$82	$156	$191
Margin %	*(3%)*	*(0%)*	*6%*	*13%*	*21%*	*22%*
Discounted UFCF	-	($0)	$28	$59	$99	$106

DCF Assumptions

- WACC: 14.0%
- Investment Date: March 31, 2025
- Exit Date: December 31, 2029
- 12.0x trailing EBITDA multiple for terminal value
- 42% long-term EBITDA margin
- Mid-point method discounting for annual UFCF
- For calculating share price from enterprise value, the calculation adds $380mm net cash balance and divides aggregate equity value by 223.0mm FDSO which excludes unvested shares

DCF Summary

EBITDA (2029E)	$364
Terminal Value Multiple	12.0x
Terminal Value	$4,372
Discounted Terminal Value	$2,270
Discounted Cash Flows	292
Total Enterprise Value	**$2,562**
Share Price	**$13.20**

33

(1) AvidXchange forecasted financials shown here through 2029E reflect estimates from Current LRP shared with FT Partners on 2/8/25 avidxchange

AVDX current capitalization  Source: AVDX share price from CapIQ as of 3/25/25; figures in millions of dollars except price per share figures or unless otherwise stated  FDSO estimates exclude unvested shares  Ownership metrics sourced from CapIQ as of 3/25/25  AvidXchange Enterprise Value Walk  Share Price (3/25/25)  $8.66  FDSO (1)  228mm  Equity Value  $1,978  Cash and Equivalents  $389  Debt  $9  Net Debt  ($380)  Enterprise Value  $1,598  Type  Principal Due ($000s)  Maturity Date  Coupon  Seniority  Promissory Note Payable for Land Acquisition  1,000  Nov ’25  6.75%  Senior  Promissory Note Payable for Land Acquisition  8,100  May ’26  6.75%  Senior  Revolving Commitment ($10mm facility)  N/A  Dec ’27  N/A  Senior  Total  $9,100  Capitalization Detail  Current Debt Facilities  34  Ownership Summary by Type (2)  Top Public Ownership Summary (2)  Holder  Common Stock Equivalent Held  (mm)  % of CSO  Vanguard  18  9%  Fidelity  15  7%  Michael Praeger  14  7%  BlackRock  14  7%  Greenhouse Funds  8  4%  All Other  97  66%  Total  204  100%  77%  14%  9%  Institutions  Individuals/Insiders Public and Other

 WACC Formulation  WACC Sensitivity Analysis   Target Levered Beta Pre-Tax Cost of Debt   1.66  1.71  1.76  1.81  1.86  3%  6%  9%  12%  15%  4.0%  10.9%  11.1%  11.3%  11.5%  11.7%  (4.5%)  13.7%  13.7%  13.7%  13.7%  13.7%  k  4.5%  11.8%  12.0%  12.2%  12.4%  12.7%  et tio  (3.0%)  13.8%  13.8%  13.8%  13.8%  13.8%  Ris um  5.0%  12.6%  12.8%  13.1%  13.3%  13.6%  arg Ra  (1.5%)  13.9%  13.9%  13.9%  13.9%  13.9%  et mi  5.5%  13.4%  13.7%  14.0%  14.3%  14.5%  X T  age  -  14.0%  14.0%  14.0%  14.0%  14.0%  ark Pre  6.0%  14.3%  14.6%  14.9%  15.2%  15.5%  VD  ver  1.5%  14.1%  14.1%  14.1%  14.1%  14.1%  M  6.5%  15.1%  15.4%  15.7%  16.1%  16.4%  A  Le  3.0%  14.2%  14.2%  14.2%  14.2%  14.2%  7.0%  15.9%  16.3%  16.6%  17.0%  17.3%  4.5%  14.3%  14.3%  14.3%  14.3%  14.3%  WACC Assumptions  Note: $ in mm.  Source: CNBC 10-Year Treasury Rate  Source: Kroll equity risk premium  Source: Two-year beta from CapIQ as of 3/25/2025   WACC   AVDX Actual Unlevered Beta AVDX Target Leverage Ratio Tax Rate  AVDX Target Levered Beta Multiplied by: Market Risk Premium Adjusted Market Risk Premium Add: Risk-free Rate of Return (Rf)  Cost of Equity  Multiply by: Target E/(D+E+C) Cost of Equity Portion  1.758  0.0%   27.7%   1.758  5.5%  9.7%   4.3%   14.0%   100.0%   14.0%  Target Cost of Debt (Rd) Tax Rate  Post-Tax Cost of Debt  Multiply by: Target D/(D+E+C) Cost of Debt Portion  8.6%   27.7%   6.2%   0.0%   0.0%  Risk-free Rate of Return (Rf) Tax Rate  Post-Tax Cash Return  Multiply by: Target C/(D+E+C)  Cost of Cash Portion  4.3%   27.7%   3.1%   0.0%   0.0%  WACC 14.0%  Date of Analysis  Risk-free Rate of Return (Rf)1 Market Risk Premium (Rm - Rf)2 Target Cost of Debt (Kd)  Tax Rate  03/25/25  4.3%  5.5%  8.6%  27.7%  AvidXchange Capitalization  $1,978  9   (389)  $1,598  Equity Total Debt  Cash and Equivalents  Enterprise Value  % Mix E/(D+E+C) D/(D+E+C) C/(D+E+C)  124%  1%  (24%)  Unlevered Beta Analysis   Company Levered Beta Total Debt Cash & Equiv. Equity Value Net Debt / Equity Unlevered Beta  Bill.com  1.684  $1,678  $2,211  $5,128  (10%)  1.820  Flywire  1.138  -  611  1,262  (48%)  1.751  Paymentus  0.949  -  206  3,540  (6%)  0.991  AVDX Actual Unlevered Beta  AVDX Actual Leverage Ratio (Net Debt/Equity) Statutory Tax Rate  1.758  (19.2%)  27.7%  AVDX Actual Levered Beta3 1.513  35  WACC calculation methodology

 Selected publicly listed companies trading metrics  36  Source: CapIQ as of 3/21/25  AvidXchange financials reflect estimates from Current LRP. Revenue growth figures shown exclude float & political revenue.  Paymentus revenue adjusted to reflect contribution profit estimates from JP Morgan report (November 2024); contribution profit reflects gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid to payment processors  (1)  (2)

 Appendix – LRP Growth Levers  40

 $439  $470  $537  $625  $741  $867  $486  $599  $811  $1,100  $1,375  $742  $1,012  2024  2025E  2026E  2027E  2028E  2029E  Organic revenue growth outlook and upsides to LRP  Estimated impact of growth lever upsides would increase 5-year topline CAGR to 26% versus baseline 15% in LRP  -  19  117  271  405  15  32  43  51  14  15  17  19  12  16  18  15  $360 12  $16  $63  $186  $508  2025E  2026E  2027E  2028E  2029E  LRP + Organic Growth Lever Upsides ($mm) Growth Lever Upsides Not Included in LRP ($mm)  LRP + All Identified Growth Lever Upsides  15%  ‘24-29E  CAGR  26%  LRP + New ERP Embedded Pay Partnerships (NetSuite)  LRP  $,1,272 24%  REDACTED  40

 Appendix – TPG IOI  40

 TPG IOI – Received 3/24/25  40

 TPG IOI – Received 3/24/25 (cont.)  40

 Appendix – REDACTEDIOI  40

 IOI – Received 3/24/25  REDACTED  REDACTED  REDACTED  REDACTED  REDACTED  40  REDACTED  REDACTED  REDACTED  REDACTED  REDACTED

 IOI – Received 3/24/25 (cont.)  REDACTED  REDACTED  REDACTED  REDACTED  REDAC  REDACTED  REDACTED  REDACTED  REDACTED  REDACT  REDAC  40  REDACTED

 IOI – Received 3/24/25 (cont.)  REDACTED  REDACTED  REDACTED  40  REDACTED